EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Old Kent Financial Corporation of our report dated February 5, 1999 on the 1998 consolidated financial statements included in the Form 10-K of Merchants Bancorp, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "General Information - Independent Public Accountants" in this Registration Statement on Form S-4.

/s/ Crowe, Chizek and Company LLP Crowe, Chizek and Company LLP

Oak Brook, Illinois
October 14, 1999